Exhibit 99.1

HOME BANCSHARES, INC.

719 Harkrider Street, Suite 100

Conway, Arkansas 72032

(501) 339-2929

Internet Site: www.homebancshares.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 21, 2016

The Annual Meeting of Shareholders of Home BancShares, Inc. (the “Company”) will be held on April 21, 2016, at 6:30 p.m. (CDT) at the Wyndham Riverfront Little Rock, located at 2 Riverfront Plaza, North Little Rock, Arkansas, for the following purposes:

(1)	To elect directors for a term of one year.

(2)	To provide an advisory (non-binding) vote approving the Company’s compensation of its named executive officers.

(3)	To approve an amendment to the Company’s Restated Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000.

(4)	To approve an amendment to the Company’s Amended and Restated 2006 Stock Option and Performance Incentive Plan, as amended, to increase the number of shares reserved for issuance under such plan to 5,644,000.

(5)	To ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the next fiscal year.

(6)	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record on February 12, 2016, will be entitled to vote at the meeting or any adjournments thereof. A list of shareholders will be available for inspection at the office of the Company at 719 Harkrider Street, Suite 100, Conway, Arkansas, 72032, beginning two business days after the date of this notice and continuing through the meeting. The stock transfer books will not be closed.

Important Additional Information and Where to Find It

The Company intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the Company’s 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”) and to mail the definitive proxy statement and a proxy card, along with the Company’s 2015 Annual Report, to each shareholder of record entitled to vote at the 2016 Annual Meeting. THE COMPANY STRONGLY URGES ITS SHAREHOLDERS TO READ ANY SUCH PROXY STATEMENT, THE ACCOMPANYING PROXY CARD AND OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents, once they are filed, and other documents filed with the SEC on the SEC’s website at http://www.sec.gov. Free copies of the documents filed with the SEC by the Company may also be obtained at the Company’s website at http://www.homebancshares.com, under “Investor Relations”/“SEC Filings,” or by contacting the Company’s Investor Relations Officer by telephone at (501) 339-2929.

Participants in Solicitation

Home BancShares, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the 2016 Annual Meeting. Information about the Company’s directors and executive officers is available in the Company’s public filings filed with the SEC, including its proxy statement for the 2015 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on February 27, 2015. Additional information regarding the interests of the directors and executive officers will be set forth in the proxy statement to be filed with the SEC in connection with the 2016 Annual Meeting. Free copies of this document may be obtained as described in the preceding paragraph.

By Order of the Board of Directors

C. RANDALL SIMS
Chief Executive Officer and President

Conway, Arkansas

February 19, 2016